[LOGO]    WEINBERG & COMPANY, P.A.
          ------------------------
        CERTIFIED PUBLIC ACCOUNTANTS







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
NewGen Technologies, Inc. and Subsidiaries


We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated April 12, 2006, relating to the consolidated financial statements of NewGen Technologies, Inc. and Subsidiaries as of December 31, 2005 and for the period from June 1, 2005 (inception) through December 31, 2005 that appears in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the caption "Experts".



/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants



Boca Raton, Florida
April 20, 2006






6100 Glades Road o Suite 314      1925 Century Park East o Suite 1120                 Room 2707, 27/F
Boca Raton, Florida 33434           Los Angeles, California 90067             Shui On Centre o 6-8 Harbour Road
Telephone: 561.487.5765                Telephone: 310.601.2200                    Wanchai, Hong Kong, P.R C.
Facsimile: 561.487.5766                Facsimile: 310.601.2201                     Telephone: 852-2780-7231
                                         www.cpaweinberg.com                       Facsimile: 852-2780-8717